                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       VALLEY NATIONAL GASES INCORPORATED
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

                                      LOGO

                       VALLEY NATIONAL GASES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
VALLEY NATIONAL GASES INCORPORATED

     The Annual Meeting of the Shareholders of Valley National Gases Incorporated, a Pennsylvania corporation (the "Company"), will be held at the McLure House, 1200 Market Street, Wheeling, West Virginia 26003, on Tuesday, October 26, 1999, commencing at 9:00 a.m., Wheeling time, for the following purposes:

          1. To elect three directors to hold office until the 2002 Annual Meeting of Shareholders; and

          2. To transact such other business, if any, as properly may be brought before the meeting.

     The close of business on October 6, 1999 has been designated as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                          By order of the Board of Directors,

                                          /s/ John R. Bushwack

                                          John R. Bushwack, Secretary

Wheeling, West Virginia
October 8, 1999

     A proxy for the annual meeting is enclosed herewith. Even though you may plan to attend the meeting in person, please mark, date and execute the enclosed proxy and mail it promptly. A postage-paid return envelope is enclosed for your convenience.

                       VALLEY NATIONAL GASES INCORPORATED
                                 67 43RD STREET
                         WHEELING, WEST VIRGINIA 26003
                            ------------------------

                                PROXY STATEMENT
                                OCTOBER 8, 1999
                            ------------------------

     This proxy statement is furnished to the holders of Common Stock of Valley National Gases Incorporated (the "Company") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders (the "Annual Meeting") to be held at the McLure House, 1200 Market Street, Wheeling, West Virginia 26003, on October 26, 1999 at 9:00 a.m., Wheeling time, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Only holders of record of the Company's Common Stock at the close of business on October 6, 1998 will be entitled to vote at the Annual Meeting. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about October 8, 1999.

     Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date and return the enclosed form of proxy, and the shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

     Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The close of business on October 6, 1999 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting. As of the record date, 9,347,584 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting, with 109 holders of record. Shareholders will be entitled to cast one vote on all matters for each share of Common Stock held of record on the record date.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 1999 accompanies this proxy statement.

     The Company's Audit and Finance Committee is recommending the selection of Arthur Anderson, LLP as its principal accountant for the fiscal year ending June 30, 2000. The Company's Board of Directors will consider this recommendation at its next regularly scheduled meeting on October 26, 1999. Arthur Anderson, LLP has audited the Company's financial statements since 1994. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The solicitation of this proxy is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone, telefax or other means, or personal interview, by directors, officers or regular employees of the Company.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON FORM OF PROXY)

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors is divided into three classes, with the terms of office of each class ending in successive years. At the Annual Meeting, three directors of the Company are to be elected for a term expiring at the Annual Meeting in 2002, or until their successors have been elected and have qualified. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the nominees and the directors has served in his principal occupation for the last five fiscal years, unless otherwise indicated. Should a nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person as the Board of Directors of the Company may recommend.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------    -----
TO BE ELECTED FOR TERM ENDING IN 2002:
Gary E. West, 62..............................................      1997
  Mr. West has served as Chairman of the Board of Directors of the Company or Valley National Gases, Inc. since 1984. From
  1970, when he purchased the Company, to March 1995 Mr. West served as President of the Company. Mr. West is primarily
  responsible for the growth and success of the Company. Mr.
  West has also served as President of West Rentals, Inc. and
  Equip Lease Corp. and Vice President of Acetylene Products
  Corp. since 1992, 1988 and 1985, respectively. See "Certain
  Relationships and Related Transactions." Since June 1993, he
  has served as a director of WesBanco Wheeling, and since June
  1990 he has served as a director of H.E. Newmann Co., a
  plumbing, heating and mechanical contracting company. Mr. West received his Bachelor of Science degree in Business
  Administration from West Liberty State College.
John R. Bushwack, 48..........................................      1997
  Mr. Bushwack has served as the Executive Vice President, the
  Chief Operating Officer and a Director of the Company since
  January 1997. From 1991 to 1996, Mr. Bushwack served in
  various positions with the Company, including Executive Vice
  President of Sales and Acquisitions, Vice President of Sales
  and Acquisitions, Vice President of Sales and General Manager.
  From 1987 to 1990, Mr. Bushwack served as President of the
  Harvey Company, a gas distributor, and from 1990 to 1991 he served as Vice President and Director of Linde Gases of the
  Great Lakes, also a gas distributor. In addition, Mr. Bushwack has been a Director of Convenient Care Products Group, Ltd., a division of Westmoreland Health System, since 1991 and
  Westmoreland Holding Company, Inc., since 1999.
James P. Hart, 45.............................................      1997
  Mr. Hart was elected a Director of the Company in January
  1997. He has been Vice President and Chief Financial Officer of Industrial Scientific Corporation ("ISC"), a manufacturer of portable instruments used for detecting and monitoring a variety of gases, since August 1994. From March 1984 to August
  1994, Mr. Hart was Treasurer and Controller of ISC. Mr. Hart
  holds a Bachelor of Science degree in Accounting from the
  University of Scranton.
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR
                          OF EACH NAMED NOMINEE.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------    -----
TO CONTINUE IN OFFICE UNTIL 2000:

Ben Exley, IV, 52.............................................      1997
  Mr. Exley was elected a Director of the Company in January
  1997. Since April 1998, he has served as a Marketing
  Specialist for the Ohio Valley Industrial and Business
  Development Corporation and currently serves as its Interim
  Executive Director. He served as the President of Ohio Valley
  Clarksburg, Inc. since 1987 and Bailey Drug Company from 1993 through 1997, both of which are pharmaceutical distributors and wholly-owned subsidiaries of Cardinal Health Inc. Mr.
  Exley has also served on the board of directors of several companies, including BankOne West Virginia N.A. since 1994,
  BankOne Wheeling-Steubenville N.A. since 1991 and Stone &
  Thomas, a chain of clothing department stores, from 1991
  through 1997. Mr. Exley is a graduate of West Virginia
  Wesleyan College with a Bachelor of Science degree in Business
  Administration. He also holds a Masters in Business
  Administration degree from Northern Illinois University.

William A. Indelicato, 60.....................................      1997
  Mr. Indelicato was elected a Director of the Company in
  January 1997. Mr. Indelicato has been President of ADE
  Vantage, Inc., a business consulting firm which provides
  certain services to the Company, since July 1992. From 1988 to
  1991, Mr. Indelicato served as General Business Director of
  Union Carbide Industrial Gases Inc. Mr. Indelicato is also an associate professor of strategic management at Pace University in New York. Mr. Indelicato received his Bachelor of Science degree in Electrical Engineering from the University of Notre
  Dame and his Masters in Business Administration degree from
  Pace University.

August Maier, 70..............................................      1997
  Mr. Maier was elected a Director of the Company in January
  1997. In September 1997, Mr. Maier became an employee of the
  Company and he served as Corporate Director of Field
  Operations until his retirement in July 1999. He served as
  Chief Executive Officer of Houston Fearless 79, a manufacturer of film processing equipment, from May 1995 until August 1997.
  From October 1987 to May 1995, Mr. Maier was Chief Executive
  officer of Holox, Inc., a manufacturer and distributor of
  industrial gases and welding equipment, which is wholly owned by Hoeklos Ltd. of Holland. Mr. Maier received his Bachelor of
  Science degree in Mechanical Engineering from the Indiana
  Institute of Technology and his Masters in Business
  Administration degree from the Harvard Business School.

TO CONTINUE IN OFFICE UNTIL 2001:

Lawrence E. Bandi, 45.........................................      1997
  Mr. Bandi has served as President and Chief Executive Officer of the Company since March 1995 and April 1991, respectively, and as a director of the Company or Valley National Gases,
  Inc. since March 1984. Mr. Bandi has held various other
  positions with the Company since joining it in 1974. Mr. Bandi is a Director of the Ohio Valley Industrial and Business
  Development Corporation, a private corporation established for the purpose of attracting various business entities to West
  Virginia. Mr. Bandi received his Bachelor of Science degree in
  Accounting from Wheeling College and his Masters in Business
  Administration degree from Wheeling Jesuit College.

                                                                  SERVED AS
                                                                  DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION OR POSITION, OTHER DIRECTORSHIPS    SINCE
----------------------------------------------------------------    -----
F. Walter Riebenack, 60.......................................      1999

  Mr. Riebenack was elected a Director of the Company in January
  1999. He has served as the Chief Financial Officer, General
  Counsel and as a member of the Board of Site-Blauvalt, Engineers, Inc. since 1993, a multi-disciplinary consulting engineering firm offering transportation design, geotechnical engineering, subsurface exploration, construction inspection and materials testing services to a wide range of clients in both the public and private sectors of the marketplace, with Offices in New Jersey, Pennsylvania, New York, Delaware,
  Virginia, South Carolina and West Virginia. Mr. Riebenack received his law degree along with his Bachelor of Business
  Administration degree in Finance and Accounting from the University of Notre Dame. Mr. Riebenack has served as an instructor of Business Law at Indiana University and St.
  Francis College in Fort Wayne, Indiana.

COMMON STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND OFFICERS

     The following table sets forth information regarding the amount of the outstanding Common Stock as of September 1, 1999 beneficially owned by each director and nominee, the Chief Executive Officer and the two other most highly compensated executive officers of the Company (each a "Named Executive Officer") and all of the directors and executive officers of the Company as a group:

                                                                                     PERCENT OF
                                                               NUMBER OF SHARES     COMMON STOCK
                  NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED   OUTSTANDING(1)
                  ------------------------                    ------------------   --------------
Gary E. West................................................      7,095,000(2)          75.9
Lawrence E. Bandi (3).......................................        107,446              1.1
John R. Bushwack (3)........................................         47,329                *
William A. Indelicato.......................................         78,866                *
Ben Exley, IV...............................................          1,600                *
James P. Hart...............................................          1,000                *
August E. Maier.............................................          2,000                *
F. Walter Riebenack.........................................          4,000                *
All directors and executive officers as a group (9 persons)
  (4).......................................................      7,342,040             78.3

---------------

* Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) Gary E. West beneficially owns and controls a portion of the shares indicated through six grantor retained annuity trusts.

(3) Includes options to purchase 12,500 shares of Common Stock exercisable within sixty days of September 1, 1999.

(4) Includes 25,000 options exercisable within sixty days of September 1, 1999.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of September 1, 1999:

                                                              AMOUNT AND NATURE OF     PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP   OF CLASS(1)
            ------------------------------------              --------------------   -----------
Gary E. West (2)............................................       7,095,000            75.9
Entities affiliated with T. Rowe Price Associates, Inc.
  (3).......................................................         766,100             8.2

---------------

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Mr. West's address is c/o Valley National Gases Incorporated, 67 43rd Street, Wheeling, West Virginia 26003. A portion of his shares are beneficially owned and controlled through six grantor retained annuity trusts.

(3) As provided in a Form 13G filed with the SEC on February 11, 1999. T. Rowe Price Associates, Inc., a registered investment advisor, holds sole voting power as to 57,000 shares and sole dispositive power as to 766,100 shares.
    T. Rowe Price Small-Cap Value Fund, Inc., holds sole voting power as to 682,200 shares. Their address is 100 E. Pratt Street, Baltimore, Maryland, 21202.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met four times during fiscal 1999. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he served during 1998.

     The Board of Directors has an Executive Committee, an Audit and Finance Committee, and a Nominating and Compensation Committee, all of which were formed in January 1997. The Executive Committee, of which Messrs. West, Bandi and Indelicato are members, met nine times in the past fiscal year. The Audit and Finance Committee, of which Messrs. Hart, Bushwack and Riebenack are members, met two times in the past fiscal year. This committee is responsible for recommending a public accounting firm to be retained for the coming year and reviews the work to be done by such firm and the adequacy of the Company's internal controls. The Nominating and Compensation Committee, consisting of Messrs. West, Indelicato and Exley, establishes and oversees the compensation policies of the Company and determines executive compensation. This committee held three meetings in the past fiscal year. See "Compensation Committee Report on Executive Compensation."

DIRECTOR COMPENSATION

     The Company pays each non-employee director a $1,000 fee for each Board meeting attended and a $500 fee for each Committee meeting attended. Directors are also reimbursed for certain reasonable expenses incurred in attending meetings. Officers of the Company do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its Committees.

     On January 4, 1999, the Company granted to each of the three independent directors options to purchase 1,000 shares of the Common Stock. The options vest three years after the date of the grant and have a term of ten years. The options are exercisable at a price equal to the fair market value of the shares of Common Stock on the date of the grant.

     William A. Indelicato, a director of the Company, provides consulting services to the Company concerning all aspects of the Company's acquisition program. The agreement with Mr. Indelicato provides for a monthly retainer fee of $4,000, reimbursement of out-of-pocket expenses related to the performance of services, and a variable payment for each acquisition completed in an amount based primarily upon the purchase price and the annual sales of the business acquired. In addition, the Company retains ADE Vantage, Inc. ("ADE") to provide consulting services. Mr. Indelicato is President of ADE. This agreement has a one year term, is renewable each year for one year and can be terminated by either party giving ninety day notice. Payments to Mr. Indelicato and ADE for fiscal 1999 totaled $239,984.

EXECUTIVE OFFICERS

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Gary E. West..............................  62    Chairman of the Board of Directors
Lawrence E. Bandi.........................  45    President and Chief Executive Officer
John R. Bushwack..........................  48    Executive Vice President, Chief Operating Officer
                                                  and Secretary
Robert D. Scherich........................  39    Chief Financial Officer

     For more information about Messrs. West, Bandi and Bushwack, please see the appropriate description under the above caption "Nominees and Continuing Directors."

     Robert D. Scherich, Chief Financial Officer. Mr. Scherich has served as the Company's Chief Financial Officer since May 1996. From January 1993 to April 1996, he served as Controller and General Manager of Wheeling Pittsburgh Steel Corporation, a subsidiary of WHX Corporation, and from January 1988 to December 1993 he served as Division Controller of such corporation. Mr. Scherich was an accountant with Ernst & Whinney from 1981 to 1984. Mr. Scherich received a Bachelor of Science degree in Accounting from The Pennsylvania State University and is a Certified Public Accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Directors, executive officers and greater than ten percent beneficial shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such forms it has received and written representations that no other reports were required, the Company believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during its fiscal year ended June 30, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information for the fiscal years ended June 30, 1997, 1998 and 1999 concerning the compensation awarded or paid to, or earned by each of the Named Executive Officers during such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                           ANNUAL COMPENSATION                 COMPENSATION
                              ----------------------------------------------   ------------
                                                               OTHER ANNUAL     SECURITIES     ALL OTHER
          NAME AND                                             COMPENSATION     UNDERLYING    COMPENSATION
     PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)      ($)(2)        OPTIONS(#)       ($)(3)
     ------------------       ----   ---------   -----------      ------        ----------       ------
Gary E. West................  1999     76,332       61,320          --                --          5,662
Chairman                      1998     79,978      117,875          --                --          8,107
                              1997     64,366      143,750          --                --         10,067
Lawrence E. Bandi...........  1999    178,000       35,000          --            12,600          8,806
President and                 1998    161,718       67,280          --                --          8,177
Chief Executive Officer       1997     96,238      151,500          --            42,000         10,864
John R. Bushwack............  1999    135,539       26,200          --             7,400          8,541
Executive Vice President      1998    124,656       48,720          --                --          7,825
and Chief Operating Officer   1997    127,572       52,530          --            25,000         12,656

---------------

(1) Includes bonuses earned in the reported year. The payment of bonuses is at the discretion of the Nominating and Compensation Committee of the Board of Directors.

(2) The Company has not included in the Summary Compensation Table the value of incidental personal perquisites furnished by the Company to the Named Executive Officers since such value did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for any of such Named Executive Officers.

(3) Represents contributions made by the Company on behalf of the Named Executive Officers under the Company's 401(k) Plan during fiscal 1999.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1997 Stock Option Plan (the "Plan"). The Company adopted the Plan in February 1997. The Plan provides for the issuance of options to purchase up to 650,000 shares of Common Stock to key employees, officers and directors of the Company and is administered by the Nominating and Compensation Committee of the Board of Directors. As of September 16, 1999, options to purchase a total of 232,400 shares were outstanding under the Plan and options to purchase 417,600 shares remained available to grant thereunder.

     The following tables show for the fiscal year ended June 30, 1999, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR(1)

                               OPTION/SAR
                            INDIVIDUAL GRANTS                                             POTENTIAL REALIZABLE
                       ---------------------------                                          VALUE AT ASSUMED
                        NUMBER OF      % OF TOTAL                                         ANNUAL RATES OF STOCK
                        SECURITIES    OPTIONS/SARS                                         PRICE APPRECIATION
                        UNDERLYING     GRANTED TO                                            FOR OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN   EXERCISE OR BASE                     ---------------------
        NAME            GRANTED(#)    FISCAL YEAR      PRICE($/SH)      EXPIRATION DATE    5%($)        10%($)
        ----            ----------    -----------      -----------      ---------------    -----        ------
Lawrence E. Bandi....     12,600           19             5.625             1/4/09        44,600       113,000
John R. Bushwack.....      7,400           11             5.625             1/4/09        26,200        66,300

STOCK OPTION EXERCISES AND HOLDINGS

     The following table presents information with respect to stock options exercised during the last fiscal year by the Named Executive Officers, as well as the status and current value of unexercised stock options held as of June 30, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                 SHARES                  OPTIONS AT JUNE 30, 1999        IN-THE-MONEY OPTIONS
                                ACQUIRED                        (# SHARES)                 AT JUNE 30, 1999
                               ON EXERCISE    VALUE     ---------------------------   ---------------------------
            NAME               (# SHARES)    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               ----------    --------   -----------   -------------   -----------   -------------
Gary E. West.................       0           0              0              0           $0             $0
Lawrence E. Bandi............       0           0         12,500         42,100           $0             $0
John R. Bushwack.............       0           0         12,500         19,900           $0             $0

BENEFIT PLANS

     401(k) Plan. The Company has a qualified 401(k) savings and retirement plan (the "401(k) Plan"). Eligibility to participate in the 401(k) Plan requires an employee to have been employed with the Company for twelve months ("Eligible Employees"). The 401(k) Plan allows Eligible Employees to defer into their plan account a certain dollar amount or stated percentage of their salary, not to exceed statutorily mandated annual limits (the "Employee Contributions"). Eligible Employees are 100% vested in their Employee Contributions. The Company makes an annual contribution (the "Company Contribution") to all Eligible Employees' plan account in an amount equal to 5% of their salary or wages. Company Contributions vest over a term of seven years. The Company also makes a determination each year based upon performance as to the amount, if any, of additional contributions to be made to Eligible Employees' plan accounts. If a determination is made to make additional contributions in any year, such amounts are contributed on a pro rata basis to the plan accounts of Eligible Employees who made voluntary contributions during such year. Distributions under the 401(k) Plan may be made at retirement, death, permanent disability or other termination of employment, in a lump sum.

---------------

1 The options were granted on January 4, 1999. The options vest three years after the date of the grant and have a term of ten years. The options are exercisable at a price equal to the fair market value of the shares of Common Stock on the date of the grant. In the case of key employees and officers, unexercised options granted under the Plan are subject to forfeiture upon termination of employment for any reason other than death, disability or normal retirement.

CERTAIN AGREEMENTS WITH EXECUTIVE OFFICERS

     Lawrence E. Bandi and John R. Bushwack have entered into agreements with the Company whereby the Company has agreed to pay each of them, or their respective beneficiaries, certain death, disability and/or retirement benefits provided that they are employed with the Company until their respective retirements or death, and that with respect to retirement benefits, they do not thereafter compete with the Company. In the event of the death or retirement of Mr. Bandi or Mr. Bushwack, the Company is obligated to make payments of $2,000 and $1,000 per month, respectively, for eighty-four months. In the event of disability, the Company is obligated to make payments of $2,000 and $1,000 per month, respectively, for the duration of the disability, but not after 65 years of age.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company's Nominating and Compensation Committee consists of Messrs. West, Indelicato and Exley. Mr. West is the Chairman of the Board of Directors of the Company. During the year ended June 30, 1999, no other interlocking relationship existed between any member of the Company's Compensation Committee and any other member of the Company's Board of Directors. The Company leases certain buildings and equipment from West Rentals, Inc., a Company owned by Mr. West. West Rentals, Inc. employees also supply certain services for the Company. The Company rents an airplane from EquipLease Corp., a corporation owned by Mr. West. Mr. West is also a Director and shareholder of Acetylene Products Corp., a company that leases space to the Company. Mr. Indelicato and ADE provide consulting services to the Company. See "Certain Relationships Related Transactions."

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(2)

     The Company's executive compensation program is administered by the Nominating and Compensation Committee of the Board of Directors, which is comprised of two non-employee directors and one employee director. The Nominating and Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

     The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by competitive companies for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual.

     The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, the Company's compensation program attempts to limit increases in salaries and favors bonuses based on revenues, operating profit and individual merit. The Nominating and Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the revenues and operating profit of the Company and by conceiving, developing and positioning the leading products and services in the Company's chosen markets.

     Compensation payments in excess of $1 million to the Chief Executive Officer or other executive officers are subject to a limitation of deductibility for the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended. Certain performance-based compensation is not subject to the limitation on deductibility. The

---------------

2 The material in this report is not "soliciting material," is not deemed
  "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Committee does not expect cash compensation to its Chief Executive Officer or any other executive officer in the foreseeable future to be in excess of $1 million.

BASE SALARY

     The Nominating and Compensation Committee sets the base salary for executives at the beginning of each fiscal year, based upon a review of the salaries for comparable positions in companies in the Company's industry and other related industries, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year.

MERIT BONUS PROGRAM

     Each year the Nominating and Compensation Committee intends to adopt management incentive plans for the executive officers, which reflect the Committee's belief that a portion of each executive officer's compensation should be tied to the achievement by the Company of its revenue and profit goals and balance sheet performance objectives, and by each executive officer of his individual objectives as determined by the Nominating and Compensation Committee. Merit bonus goals based on the fiscal 1999 operating plan were determined by the Nominating and Compensation Committee and approved by the Board of Directors at the beginning of the fiscal year based upon these criteria. In addition, the plans for fiscal 1999 prescribed adjustments in the merit bonus goals based upon the Company's actual operating profit. At the end of the fiscal year, the Board of Directors allocated merit bonuses to individual executives based on the executive's performance relative to his or her performance objectives.

STOCK-BASED COMPENSATION

     Awards of stock options under the Company's stock option plan are designed to closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Nominating and Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. However, all grants of stock options are ultimately authorized by the Company's Board of Directors. The Nominating and Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a three-year vesting period to encourage key employees to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for 20,000 shares were granted to executive officers in fiscal 1999 to reward the executive officers for their performance in fiscal 1998 and to establish appropriate incentives for these key executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. However, the bonus portion of the compensation package represents a larger portion of total compensation than other executive officers.

                                     ******

     The foregoing report is provided by the following directors, who were members of the Nominating and Compensation Committee on June 30, 1999:

                        William A. Indelicato, Chairman
                                  Gary E. West
                                 Ben Exley, IV

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WEST RENTALS, INC.

     The Company leases 46 buildings from West Rentals, Inc., a West Virginia corporation ("West Rentals"), 41 of which are leased pursuant to a Master Lease Agreement (the "Master Lease") and five of which are leased pursuant to pass-through subleases. Gary E. West, the Company's Chairman of the Board, is the sole shareholder of West Rentals. The Master Lease terminates on July 31, 2007 and may be renewed for an additional five-year term. Currently, the Company pays an aggregate of $170,200 a month to West Rentals as rent for all real property leased. In addition, the Company pays all utility bills and fees as well as all property and local taxes on the real property leased from West Rentals. The Company also rents cylinders and trailers from West Rentals and currently pays approximately $6,529 a month to West Rentals for such rentals. Employees of the Company provide occasional construction, maintenance and clerical related services to West Rentals. The Company bills West Rentals for such services on an hourly basis. Aggregate expenditures by the Company under the Master Lease and for rental of cylinders and trailers was approximately $2,212,887 for the fiscal year ended June 30, 1999. The Company believes that the amounts it has paid for rental of real property, cylinders and trailers have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

ACETYLENE PRODUCTS CORP.

     The Company leases two buildings from Acetylene Products Corp. ("APC") under ten-year leases expiring in March, 2008 for an aggregate amount of $11,575 per month. The Company also leases approximately 1,400 square feet of space located in Wheeling, West Virginia from APC for use as an employee training center at a cost of $50 per day. The Company believes that the current arrangements with APC are not less favorable than could be obtained in arms-length transactions with unaffiliated third parties. During fiscal 1999, the Company paid APC $143,022.

INDELICATO CONSULTING ARRANGEMENT

     William A. Indelicato, a director of the Company, provides consulting services to the Company concerning all aspects of the Company's acquisition program. The agreement with Mr. Indelicato provides for a monthly retainer fee of $4,000, reimbursement of out-of-pocket expenses related to the performance of services, and a variable payment for each acquisition completed in an amount based primarily upon the purchase price and the annual sales of the business acquired. In addition, the Company retains ADE to provide consulting services. Mr. Indelicato is President of ADE. This agreement has a one year term, is renewable each year for one year and can be terminated by either party giving ninety day notice. Payments to Mr. Indelicato and ADE for fiscal 1999 totaled $239,984.

EQUIPLEASE, CORP.

     EquipLease Corp. ("EquipLease"), a corporation wholly-owned by Gary E. West, rents an airplane to the Company at an monthly rate of $7,157. The Company paid a total of $87,432 to EquipLease for rental of the airplane during fiscal 1999. The Company believes that the arrangements with EquipLease have not been less favorable than could have been obtained in arms-length transactions with unaffiliated third parties.

                              PERFORMANCE GRAPH(3)

     The following graph sets forth a comparison for the period beginning April 10, 1997 (the date the Company first became subject to the reporting requirements of the Exchange Act) and ending June 30, 1999, of the cumulative total return on a $100.00 investment in the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return, assuming reinvestment of dividends, on an investment of $100.00 for the same period in companies on the Nasdaq Stock Market (U.S.) and on the S&P 500 Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock and are not intended to forecast or be indicative of future performance of the Common Stock.

                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)

MONTH ENDING                                   VALLEY NATIONAL GASES INC.         S&P 500 INDEX          S&P CHEMICALS COMPOSITE
------------                                   --------------------------         -------------          -----------------------
'10 April 97'                                            100.00                      100.00                      100.00
'June 97'                                                131.25                      117.13                      117.37
'June 98'                                                137.50                      152.46                      136.22
'June 99'                                                 53.13                      187.15                      134.38

                                     VOTING

     A plurality of the votes cast are required to elect the directors. The Company's Articles of Incorporation do not provide for cumulative voting. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 1999 Annual Meeting is required to act on any other matters properly brought before the meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of the nominees for election as directors and proxies which are marked to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such other matters. Votes withheld for director nominees will not be counted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors and in the discretion of the persons named as proxies on such other business as may properly come before the meeting or any adjournment or postponement thereof.

---------------

3 This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1993 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                 OTHER MATTERS

     The Company knows of no other matters to come before the meeting. However, if any other matters properly come before the meeting or any postponement or adjournment thereof, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the 2000 Annual Meeting must be received by the Company by June 10, 2000 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a Shareholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days prior to the date of any meeting of the shareholders at which directors are to be elected. The Shareholder filing the notice of nomination must describe various matters related to the nominee and the shareholder filing the notice, as specified in the Company's Bylaws, including such information as name, address, occupation, and number of shares held.

     In order for a Shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company. To be timely, such notice must be delivered to or mailed and received at the Company's principal executive offices not less than 60 days before nor more than 90 days prior to the meeting. However, if the meeting is not held on the first Tuesday in August, and less than 60 days' notice or prior public disclosure of the meeting date is given or made to shareholders, then the notice from the shareholder must be received by the close of business on the 15th day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. Such notice must include a description of the proposed business, the reasons therefor and other matters specified in the Company's Bylaws. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for Shareholder action in accordance with applicable law. These requirements are separate from and in addition to the requirements a Shareholder must meet to have a proposal included in the Company's proxy statement.

     In each case the notice must be given to the Secretary of the Company, whose address is 67 43rd Street, Wheeling, West Virginia 26003. Any Shareholder desiring a copy of the Company's Restated Articles of Incorporation, as amended, or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                                 MISCELLANEOUS

     Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

                                          By Order of the Board of Directors

                                          /s/ John R. Bushwack
                                          John R. Bushwack, Secretary

Wheeling, West Virginia
October 8, 1999

                                    ANNEX A

                                 FORM OF PROXY

                                     [BACK]

                  MARK CHOICE AS INDICATED IN THIS EXAMPLE [X]

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:

1. Election of Three Directors

        FOR NOMINEES LISTED (EXCEPT AS MARKED TO THE CONTRARY) [  ]

        WITHHOLD AUTHORITY TO VOTE FOR NOMINEES LISTED [  ]

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ON THE LIST BELOW.)

          Nominees:    For term expiring in 2002:

                         Gary E. West
                         John R. Bushwack
                         James P. Hart

     The undersigned hereby acknowledges receipt of the 1999 Annual Report to Shareholders and the Notice of said Annual Meeting and accompanying Proxy Statement.

     Please sign as registered and return promptly in the enclosed envelope to:
Valley National Gases Incorporated, c/o American Stock Transfer Company, 40 Wall Street, 46th Floor, New York, New York 100005.

                    Dated this     day of           ,1999

                                   (If Stock is owned in
                                   joint names, both owners
                                   must sign, or if owned
                                   by a corporation,
                                   partnership or trust,
                                   this Proxy must be
                                   signed by an authorized
                                   officer, partner or
                                   trustee.) If the address
                                   at left is incorrect,
                                   please write in the
                                   correct information.

                              FOLD AND DETACH HERE

                                    ANNEX A

                                 FORM OF PROXY

                                    [FRONT]

                       VALLEY NATIONAL GASES INCORPORATED

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert D. Scherich and Lawrence E. Bandi, or either of them, the true and lawful attorneys in fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Shareholders of VALLEY NATIONAL GASES INCORPORATED (the "Company") to be held on Tuesday, October 26, 1999, commencing at 9:00 a.m., Pittsburgh time, at the McLure House, 1200 Market Street, Wheeling, West Virginia 26003, and at any postponement or adjournment of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified below and in the discretion of any such person on such other business as may properly come before the meeting and any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF SAID NOMINEES AS DIRECTORS AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                  (continued and to be signed on reverse side)

                              FOLD AND DETACH HERE